EX-28.e.1.a

Schedule A

Underwriting Agreement

between Nationwide Mutual Funds and

Nationwide Fund Distributors LLC

Effective May 1, 2007

Amended January 15, 2020*

Name of Fund

Nationwide Fund

Nationwide Dynamic U.S. Growth Fund

Nationwide Bond Fund

Nationwide Government Money Market Fund

Nationwide S&P 500 Index Fund

Nationwide Small Cap Index Fund

Nationwide Mid Cap Market Index Fund

Nationwide International Index Fund

Nationwide Bond Index Fund

Nationwide Investor Destinations Aggressive Fund

Nationwide Investor Destinations Moderately Aggressive Fund

Nationwide Investor Destinations Moderate Fund

Nationwide Investor Destinations Moderately Conservative Fund

Nationwide Investor Destinations Conservative Fund

Nationwide Destination 2010 Fund

Nationwide Destination 2020 Fund

Nationwide Destination 2025 Fund

Nationwide Destination 2030 Fund

Nationwide Destination 2035 Fund

Nationwide Destination 2040 Fund

Nationwide Destination 2045 Fund

Nationwide Destination 2050 Fund

Nationwide Destination 2055 Fund

Nationwide Destination 2060 Fund

Nationwide Destination 2065 Fund

Nationwide Destination Retirement Fund

(formerly, Nationwide Destination 2015 Fund)

Nationwide U.S. Small Cap Value Fund

Nationwide Small Company Growth Fund

Nationwide Global Sustainable Equity Fund

Nationwide Inflation-Protected Securities Fund

Nationwide Core Plus Bond Fund

Nationwide Bailard Cognitive Value Fund

Nationwide Bailard International Equities Fund

Nationwide Bailard Technology & Science Fund

Nationwide Geneva Mid Cap Growth Fund

Nationwide Geneva Small Cap Growth Fund

Nationwide Loomis Core Bond Fund

Nationwide Diamond Hill Large Cap Concentrated Fund (formerly, Nationwide Large Cap Equity Fund)

Nationwide Loomis Short Term Bond Fund

Nationwide WCM Focused Small Cap Fund

Nationwide Ziegler Equity Income Fund

Nationwide Ziegler NYSE Arca Tech 100 Index Fund

Nationwide Emerging Markets Debt Fund

Nationwide Amundi Global High Yield Fund

Nationwide Amundi Strategic Income Fund

Nationwide International Small Cap Fund

Nationwide Loomis All Cap Growth Fund

Nationwide Long/Short Equity Fund

Nationwide Multi-Cap Portfolio

Nationwide AllianzGI International Growth Fund

Nationwide Mellon Disciplined Value Fund

*	As approved by the Board of Trustees at its meeting held on June 11-12, 2019.